Exhibit 99.2

Nerdy Announces Record First Quarter 2022 Financial Results

St. Louis, May 16, 2022 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the first quarter ended March 31, 2022.

“In the first quarter we continued the momentum experienced in 2021, as we once again delivered record bookings and revenue for the quarter,” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc. “We are excited about the growing opportunity to deliver learning solutions that are oriented toward more comprehensive and recurring relationships with both consumer and institutional customers. Our most recent product evolutions and go-to-market strategies support this long-term trend by enabling us to default to ‘always on’ customer relationships.”

Please visit the Nerdy investor relations website https://www.nerdy.com/investors to view the Nerdy Q1 Shareholder Letter on the Q1 Earnings Results Page.

Q1 2022 Highlights

•

Record Revenue – In the first quarter of 2022 Nerdy achieved new all-time bookings and revenue records, delivering $48.5 million in bookings and $46.9 million in revenues for the quarter, results that were 30% and 36% higher, respectively, than the first quarter of 2021. Bookings and revenue growth were driven by strength in direct-to-consumer offerings across the academic and professional customer categories, in addition to the continued growth of Varsity Tutors for Schools.

•

Small Class and Group Instruction Growth – The company’s small class and group revenue increased 243% to reach $6.4 million in revenue, up from $1.9 million in the first quarter of 2021, and accounted for 14% of first quarter revenue, which compares to 5% in the same period a year ago. The increase was driven by the introduction of small group tutoring in Varsity Tutors for Schools, as well as the continued adoption of small group classes among the consumer audience.

•

Strong Marketplace Dynamics – Nerdy continued to drive growth and engagement with both Learners and Experts. Active Learners increased 56% and Online Sessions were up 57% compared to the first quarter of 2021. The number of Active Experts on the platform increased 37% versus the same period in the prior year.

•

Institutional Momentum – Varsity Tutors for Schools revenue is on track for the year. In the first quarter Varsity Tutors for Schools signed 61 new contracts and yielded over $4.6 million in revenue, representing nearly 10% of first quarter revenue, demonstrating strong early adoption. Nerdy executed on platform enhancements, advancing both existing product offerings as well as building new ones oriented around positioning Nerdy as the live learning solution of choice for schools as we enter the 2022-2023 school year.

•

Gross Profit – Gross profit of $32.8 million in the first quarter increased 40% year-over-year. Gross profit increases were driven by growth across consumer one-on-one audiences such as Academic Tutoring, Professional Development, and Learning Differences, growth in the small class and group format, and the addition of the institutional business, Varsity Tutors for Schools.

•

Liquidity and Profitability – With no debt and $141.7 million of cash on the balance sheet, Nerdy has ample liquidity to fund the business and pursue growth initiatives. In light of the volatile global macroeconomic environment, the company is paying close attention to costs and investments with an eye toward profitability within 2023 as previously communicated.

Webcast and Earnings Conference Call

Nerdy management will host a conference call and webcast today at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-844-200-6205. Callers in Canada can dial 1-833-950-0062 and all other international callers can dial 1-929-526-1599. The Conference ID is 701450. A live webcast of the call will also be available on Nerdy’s investor relations website at https://www.nerdy.com/investors. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until May 23, 2022, by dialing 1-866-813-9403 from the U.S., 1-226-828-7578 from Canada, or 44-204-525-0658 from all other locations, and entering the access code 496163.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across 3,000+ subjects and multiple formats—including one-on-one instruction, small group classes, large format group classes, and adaptive self-study. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com/.

Forward-looking statements

The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions, or strategies regarding the future. Additionally, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “approximately,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “seeks,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our limited operating history, which makes it difficult to predict our future financial and operating results; our history of net losses; risks associated with our intellectual property, including claims that we infringe on a third party’s intellectual property rights; risks associated with our classification of some individual and entities we contract with as independent contractors; risks associated with the liquidity and trading of the Company’s securities; risks associated with payments that we may be required to make under the tax receivable agreement; risks associated with the terms of our warrants; litigation, regulatory and reputational risks arising from the fact that many of our learners are minors; our lack of an effective control environment that meets our accounting and reporting requirements; changes in applicable laws or regulations; the possibility that COVID-19 may adversely affect our results of operations, financial position and cash flows; the possibility that we may be adversely affected by other economic, business and/or competitive factors; and risks associated with managing our rapid growth. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 28, 2022, as well as other filings that we may make from time to time with the SEC.

Contacts

Brian Nelson

Media Relations

press@nerdy.com

Molly Sorg

Investor Relations

investors@nerdy.com